EXHIBIT (10)(a)

Consent of Independent Registered Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information, and to the use of our reports: (1) dated April 2, 2009, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company, and (2) dated March 25, 2009, with respect to the financial statements of the subaccounts of TFLIC Separate Account VNY, included in Post-Effective Amendment No. 5 to the Registration Statement (Form N-4 No. 333-122235) under the Securities Act of 1933 and related Prospectus of the Advisor’s Edge NY Variable Annuity.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 27, 2009